UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 20, 2011

NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600
Houston, Texas (Address of principal executive offices)	77002 (Zip code)
Registrant’s telephone number, including area code: (713) 751-7507
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Please see the disclosure below under Item 2.03, which disclosure is incorporated into this Item 1.01 relating to agreements entered into in connection with the issuance of $75 million of Series H Senior Notes and $125 million of Series I Senior Notes by NRP (Operating) LLC.

Item 2.03.	Creation of a Direct Financial Obligation.
Issuance of Senior Notes
     On April 20, 2011, NRP (Operating) LLC, a wholly owned subsidiary of Natural Resource Partners L.P., entered into a Fourth Supplement to Note Purchase Agreements with various note purchasers. The Fourth Supplement relates to the issuance of $75 million of 4.73% Series H Senior Notes that mature on December 1, 2023 and the issuance of $125 million of 5.03% Series I Senior Notes that mature on December 1, 2026. Most of the proceeds from the issuance of the notes were used to eliminate all borrowings outstanding under NRP’s revolving credit facility, and the remainder will be used to fund future acquisitions, including the remaining balance of the Hillsboro acquisition.
     In addition to the Series H and Series I Senior Notes, the Fourth Supplement provides for the issuance of another $100 million in senior notes in two separate tranches in 2011.
     All tranches will have semi-annual interest payments beginning December 1, 2011 and equal annual principal payments starting December 1, 2014. Both series of the senior notes are unsecured and are guaranteed by subsidiaries of NRP Operating. Following are specifics on the four tranches of debt.

		Interest
Series	Amount	Rate*	Issue Date	Maturity
H	$75 million	4.73%	April 20, 2011	December 1, 2023
I	$125 million	5.03%	April 20, 2011	December 1, 2026
J	$50 million	5.03%	June 15, 2011	December 1, 2026
K	$50 million	5.18%	October 3, 2011	December 1, 2026
*The weighted average interest of the full $300 million to be issued is 4.98%.
     The Fourth Supplement to Note Purchase Agreements is attached to this Form 8-K as Exhibit 4.1. The press release announcing the issuance of the notes is attached to this Form 8-K as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits

4.1	Fourth Supplement to Note Purchase Agreements, dated as of April 20, 2011 among NRP (Operating) LLC and the purchasers signatory thereto.
99.1	Natural Resource Partners L.P. press release dated as of April 20, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)
By:	NRP (GP) LP
its General Partner

By:	GP Natural Resource Partners LLC
its General Partner

/s/ Wyatt L. Hogan
Wyatt L. Hogan
Vice President and General Counsel

Dated: April 20, 2011